UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

___________________

Date of Report (Date of earliest event reported): February 23, 2017

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Prospect Ave.
Helena, MT 59601
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Form 8-K filed on February 23, 2017 (the “Original Report”) from which an exhibit was unintentionally omitted. This Current Report on Form 8-K/A contains the Exhibit 10.1, “Form of Eagle Bancorp Montana, Inc. Indemnification Agreement.” No other changes were made to the Original Report.

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2017, Eagle Bancorp Montana, Inc. (the “Company”) entered into indemnification agreements (each, an “Indemnification Agreement”), on behalf of itself and the Company’s principal banking subsidiary, Opportunity Bank Montana (the “Bank”), with each of the Company’s eight directors and one of the Company’s named executive officer, Peter J. Johnson (each, an “Indemnitee”). The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their respective services as directors and officers of the Company and the advancement of expenses under certain circumstances. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Company’s Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The Exhibit List called for by this Item is incorporated by reference to the Exhibit Index filed as part of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: February 24, 2017	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer

Exhibit Index

10.1	Form of Eagle Bancorp Montana, Inc. Indemnification Agreement